UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report: May 8, 1998

                     NPC INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

     Kansas                  1-13007                48-0817298
(State of incorporation) (Commission              (IRS Employer
                    Identification Number)    Identification No.)

     720 West 20th Street          Pittsburg, Kansas        66762
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (316) 231-3390

Item 2  Acquisition or Disposition of Assets

Pursuant to a Recapitalization Agreement, dated as of April 24, 1998, among Romacorp, Inc., a Delaware corporation ("Company"), NPC International, Inc., a Kansas corporation ("NPC"), NPC Restaurant Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of NPC ("Holdings"), and Sentinel Capital Partners, L.P., a Delaware limited partnership ("Investor"), Investor has agreed to acquire 90% of Company common stock (or other securities of the Company as Investor shall request) to be issued by the Company at the closing of the transactions contemplated therein (the "Closing") in exchange for an equity contribution of between $20.7 million to $29.7 million, to be determined by Investor and to be paid in cash to Company. Upon request of the Investor, the Company will issue at Closing, in lieu of Company common stock, some combination of common stock and preferred stock having such rights, preferences and designations as requested by Investor.

     At Closing, Holdings will offer for redemption and the Company will redeem such Company common stock as will result in Holdings owning 10% of the outstanding common stock of the Company immediately after Closing. In the event Investor requests that shares of Company preferred stock be issued to it at Closing, a number of shares of Company common stock owned by Holdings after taking effect of the redemption described above will be converted or exchanged into shares of preferred stock so that the same ratio of ownership of Company stock exists between Holdings (10%) and Investor (90%) with respect to both Company common and preferred stock.

     The parties to the Recapitalization Agreement have further agreed that a portion of the financing for the recapitalization be obtained through the issuance by the Company of high yield debt securities and, possibly, preferred common stock, pursuant to Rule 144A promulgated pursuant to the Securities Act of 1933, in exchange for approximately $90 million to $100 million.

     Consummation of the transaction is subject to, among other things, (i) receipt of all required consents and authorizations,
(ii) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) certain other conditions customary for a transaction of this nature. The parties desire to close the transaction on or prior to August 31, 1998.

Item 7  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.  N/A

     (b)  Pro forma financial information -  N/A

     (c)  Exhibits

          The exhibits set forth on the Index to Exhibits on page
          3 are incorporated herein by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NPC INTERNATIONAL, INC.


Date:  May 8, 1998            By  /s/ Troy D. Cook
                                   Troy D. Cook
                                   Vice President Finance
                                   Chief Financial Officer
                                   Principal Financial Officer

                        INDEX TO EXHIBITS


                                                         PAGE NO.
EXHIBIT                                                   IN THIS
 NO.                DESCRIPTION                            FILING

2-A            Recapitalization Agreement, dated April
               24, 1998, among Romacorp, Inc., NPC
               International, Inc., NPC Holdings, Inc.,
               and Sentinel Capital Partners L.P.           __

99-A           Press Release of Registrant dated
               May 15, 1997                                 __